Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Reports Third Quarter 2023 Results

ORLANDO, Fla. (Nov. 6, 2023) – Hilton Grand Vacations Inc. (NYSE: HGV) (“HGV” or “the Company”) today reports its third quarter 2023 results.

Third quarter of 2023 highlights1

•	Total contract sales were $603 million.

•	Member count was 526,000. Consolidated Net Owner Growth (NOG) for the 12 months ended Sept. 30, 2023, was 2.1%.

•	Total revenues for the third quarter were $1,018 million compared to $1,116 million for the same period in 2022.

•	Total revenues were affected by a net deferral of $12 million in the current period compared to a net recognition of $86 million in the same period in 2022.

•	Net income for the third quarter was $92 million compared to $150 million for the same period in 2022.

•	Adjusted net income for the third quarter was $109 million compared to $168 million for the same period in 2022.

•	Net income and adjusted net income were affected by a net deferral of $7 million in the current period compared to a net recognition of $43 million in the same period in 2022.

•	Diluted EPS for the third quarter was $0.83 compared to $1.24 for the same period in 2022.

•	Adjusted diluted EPS for the third quarter was $0.98 compared to $1.40 for the same period in 2022.

•

Diluted EPS and adjusted diluted EPS were affected by a net deferral of $7 million in the current period compared to a net recognition of $43 million in the same period in 2022, or $(0.06) and $0.36 per share in the current period and the same period in 2022, respectively.

•	Adjusted EBITDA for the third quarter was $269 million compared to $338 million for the same period in 2022.

•	Adjusted EBITDA was affected by a net deferral of $7 million in the current period compared to a net recognition of $43 million in the same period in 2022.

•	Adjusted EBITDA was affected by approximately $10 million due to the impact of the Maui wildfires.

•	During the third quarter, the Company repurchased 1.5 million shares of common stock for $64 million.

•	Through Oct. 30, 2023, the Company has repurchased approximately 690,000 shares for $26 million and currently has $432 million of remaining availability under the 2023 Share Repurchase Plan.

•

The Company is updating its guidance for the full year 2023 Adjusted EBITDA excluding deferrals and recognitions to a range of $1,000 million to $1,020 million, from the prior $1,090 million to $1,120 million, which includes a reduction of approximately $17 million to $20 million due to the impact of the Maui wildfires in Q3 and Q4.

“I’m proud of the team’s resilience as we navigated several unique challenges this quarter, including the devastating wildfires in Maui and a modestly softer consumer macroeconomic environment,” said Mark Wang, president and CEO of Hilton Grand Vacations. “We started the quarter with a strong July, although growth decelerated as we moved through the quarter – particularly in August. Accordingly, we’re updating our full-year outlook to reflect a more moderate improvement in contract sales for the remainder of the year, along with the ongoing impact of limited Maui operations. We remain confident in our long-term strategy of driving tour flow and net owner growth to embed future value into the business and generate sustainable free cash flow.”

1.

The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Overview

For the quarter ended Sept. 30, 2023, diluted EPS was $0.83 compared to $1.24 for the quarter ended Sept. 30, 2022. Net income and Adjusted EBITDA were $92 million and $269 million, respectively, for the quarter ended Sept. 30, 2023, compared to net income and Adjusted EBITDA of $150 million and $338 million, respectively, for the quarter ended Sept. 30, 2022. Total revenues for the quarter ended Sept. 30, 2023, were $1,018 million compared to $1,116 million for the quarter ended Sept. 30, 2022.

Net income and Adjusted EBITDA for the quarter ended Sept. 30, 2023, included a net deferral of $7 million relating to the sales of intervals of a project under construction in Japan during the period. The Company anticipates recognizing these revenues and related expenses in 2024 when it expects to complete this project and recognize the net deferral impacts.

Consolidated Segment Highlights – Third quarter of 2023

Real Estate Sales and Financing

For the quarter ended Sept. 30, 2023, Real Estate Sales and Financing segment revenues were $612 million, a decrease of $133 million compared to the quarter ended Sept. 30, 2022. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $205 million and 33.5%, respectively, for the quarter ended Sept. 30, 2023, compared to $295 million and 39.6%, respectively, for the quarter ended Sept. 30, 2022. Results in the third quarter of 2023 declined due to lower sales of VOIs, lower fee-for-services commissions, and increase in provision partially offset by a reduction in cost of product and growth in interest income.

Real Estate Sales and Financing segment Adjusted EBITDA reflects a reduction of $7 million due to the net deferrals of sales and related expenses of VOIs under construction in the third quarter of 2023. These deferrals were related to sales of intervals of a project in Japan for the quarter ended Sept. 30, 2023, compared to $43 million of net recognition of sales and related expenses of VOIs associated with a project in Hawaii for the quarter ended Sept. 30, 2022, which increased Adjusted EBITDA.

Contract sales for the quarter ended Sept. 30, 2023, decreased $18 million to $603 million compared to the quarter ended Sept. 30, 2022. For the quarter ended Sept. 30, 2023, tours increased by 14.8% and VPG decreased by 13.5% compared to the quarter ended Sept. 30, 2022. For the quarter ended Sept. 30, 2023, fee-for-service contract sales represented 28.9% of contract sales compared to 28.2% for the quarter ended Sept. 30, 2022.

Financing revenues for the quarter ended Sept. 30, 2023, increased by $7 million compared to the quarter ended Sept. 30, 2022. This was driven primarily by the increase in interest income from HGV’s timeshare financing receivables portfolio. The Company experienced an increase in the timeshare financing receivables balance along with an increase in the weighted average interest rate for the originated portfolio of 52 basis points as of Sept. 30, 2023, compared to Sept. 30, 2022.

Resort Operations and Club Management

For the quarter ended Sept. 30, 2023, Resort Operations and Club Management segment revenue was $322 million, an increase of $23 million compared to the quarter ended Sept. 30, 2022. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $126 million and 39.1%, respectively, for the quarter ended Sept. 30, 2023, compared to $112 million and 37.5%, respectively, for the quarter ended Sept. 30, 2022. Compared to the prior-year period revenue in the third quarter of 2023 increased due to growth in HGV’s member base and strong rental performance.

Inventory

The estimated value of the Company’s total contract sales pipeline is $11.6 billion at current pricing.

The total pipeline includes $6.4 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining $5.2 billion of sales is related to inventory at new or existing projects that will become available for sale in the future upon registration, delivery, or construction.

Owned inventory represents 87.2% of the Company’s total pipeline. Approximately 56.2% of the owned inventory pipeline is currently available for sale.

Fee-for-service inventory represents 12.8% of the Company’s total pipeline. Approximately 47.6% of the fee-for-service inventory pipeline is currently available for sale.

With 23.4% of the pipeline consisting of just-in-time inventory and 12.8% consisting of fee-for-service inventory, capital-efficient inventory represents 36.2% of the Company’s total contract sales pipeline.

Balance Sheet and Liquidity

Total cash and cash equivalents were $227 million and total restricted cash was $308 million as of Sept. 30, 2023.

As of Sept. 30, 2023, the Company had $2,730 million of corporate debt, net outstanding with a weighted average interest rate of 6.67% and $1,038 million of non-recourse debt, net outstanding with a weighted average interest rate of 4.30%.

As of Sept. 30, 2023, the Company’s liquidity position consisted of $227 million of unrestricted cash and $866 million remaining borrowing capacity under the revolver facility.

As of Sept. 30, 2023, HGV has $750 million remaining borrowing capacity in total under the Timeshare Facility. Of this amount, HGV has $395 million of mortgage notes that are available to be securitized and another $359 million of mortgage notes that the Company expects will become eligible as soon as it meets typical milestones including receipt of first payment, deeding, or recording.

Free cash flow was $70 million for the quarter ended Sept. 30, 2023, compared to $217 million for the same period in the prior year. Adjusted free cash flow was $257 million for the quarter ended Sept. 30, 2023, compared to $393 million for the same period in the prior year. Adjusted free cash flow for the quarter ended Sept. 30, 2023 and 2022 includes add-backs of $25 million and $34 million, respectively for acquisition and integration related costs.

In October 2023, HGV amended its Term loan under the Senior secured credit facility. Under the amendment, the new interest rate is SOFR plus a spread adjustment of 0.11% plus 2.75%, down from SOFR plus a spread adjustment of 0.11% plus 3.00%. Additionally, the interest rate floor for the Term loan was lowered from 0.50% to 0.00%.

As of Sept. 30, 2023, the Company’s total net leverage on a trailing 12-month basis was approximately 2.56x.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)

The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1 below. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

T-1

NET CONSTRUCTION DEFERRAL ACTIVITY

(in millions)

	2023
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs recognitions (deferrals)	$4	$(6)	$(12)	$—	$(14)
Cost of VOI sales recognitions (deferrals)(1)	1	(1)	(3)	—	(3)
Sales and marketing expense recognitions (deferrals)	1	(1)	(2)	—	(2)

Net construction recognitions (deferrals)(2)	$2	$(4)	$(7)	$—	$(9)

Net income	$73	$80	$92	$—	$245
Interest expense	44	44	45	—	133
Income tax expense	17	35	44	—	96
Depreciation and amortization	51	52	53	—	156
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	—	—	1

EBITDA	185	212	234	—	631
Other (gain) loss, net	(1)	(3)	1	—	(3)
Share-based compensation expense	10	16	12	—	38
Acquisition and integration-related expense	17	13	12	—	42
Impairment expense	—	3	—	—	3
Other adjustment items(3)	7	7	10	—	24

Adjusted EBITDA	$218	$248	$269	$—	$735

NET CONSTRUCTION DEFERRAL ACTIVITY

(CONTINUED, in millions)

	2022
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs (deferrals) recognitions	$(42)	$(10)	$86	$(3)	$31
Cost of VOI sales (deferrals) recognitions(1)	(13)	(5)	30	(1)	11
Sales and marketing expense (deferrals) recognitions	(7)	(1)	13	(1)	4

Net construction (deferrals) recognitions(2)	$(22)	$(4)	$43	$(1)	$16

Net income	$51	$73	$150	$78	$352
Interest expense	33	35	37	37	142
Income tax expense	20	41	54	14	129
Depreciation and amortization	60	64	57	63	244
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	2	—	2

EBITDA	164	213	300	192	869
Other (gain) loss, net	(1)	2	(2)	2	1
Share-based compensation expense	11	15	14	6	46
Acquisition and integration-related expense	13	17	19	18	67
Impairment expense (reversal)	3	(3)	—	17	17
Other adjustment items(3)	12	29	7	17	65

Adjusted EBITDA	$202	$273	$338	$252	$1,065

(1)	Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(2)	The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction.
(3)	Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.

Conference Call

Hilton Grand Vacations will host a conference call on Nov. 6, 2023, at 9 a.m. (ET) to discuss third quarter results.

To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.

In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.

A replay will be available within 24 hours after the teleconference’s completion through Nov. 13, 2023. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID#13735181. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts.

HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.

For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC.

HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including Adjusted Net Income or Loss, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, EBITDA profit margin, Adjusted EBITDA profit margin, Free Cash Flow and Adjusted Free Cash Flow, profits and profit margins for HGV’s key activities - real estate, financing, resort and club management, and rental and ancillary services. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

The Company believes these additional measures are also important in helping investors understand the performance and efficiency with which we are able to convert revenues for each of these key activities into operating profit, both in dollars and as margins, and are frequently used by securities analysts, investors and other interested parties as one of common performance measures to compare results or estimate valuations across companies in our industry.

The Company refers to Adjusted EBITDA guidance excluding deferrals and recognitions, which does not take into account any future deferrals of revenues and direct expenses related to the sales of VOIs under construction that are recognized, only on a non-GAAP basis, as the quantification of reconciling items to the most directly comparable U.S. GAAP financial measure is not readily available without unreasonable effort due to uncertainties associated with the timing and amount of such items. These items may create a material difference between the non-GAAP and comparable U.S. GAAP results.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company and is the exclusive vacation ownership partner of Hilton. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets, and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 525,000 Club Members. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world. For more information, visit www.corporate.hgv.com.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income, before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.

EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income, cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•

EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•	EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and

•	EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Adjusted Net Income or Loss and Adjusted Diluted EPS

Adjusted Net Income or Loss, presented herein, is calculated as net income further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges. Adjusted Diluted EPS, presented herein, is calculated as Adjusted Net Income, as defined above, divided by diluted weighted average shares outstanding.

Adjusted Net Income or Loss and Adjusted Diluted EPS are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition may not be comparable to similarly titled measures of other companies.

Adjusted Net Income or Loss and Adjusted Diluted EPS are useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.

Free Cash Flow and Adjusted Free Cash Flow

Free Cash Flow represents cash from operating activities less non-inventory capital spending.

Adjusted Free Cash Flow represents free cash flow further adjusted to exclude net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.

We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.

Non-GAAP Measures within Our Segments

Sales revenue represents sales of VOIs, net, and Fee-for-service commissions and brand fees earned from the sale of fee-for-service VOIs. Fee-for-service commissions and brand fees represents sales, marketing, brand and other fees, which corresponds to the applicable line item from our condensed consolidated statements of operations, adjusted by marketing revenue and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Real estate expense represents costs of VOI sales and Sales and marketing expense, net. Sales and marketing expense, net represents sales and marketing expense, which corresponds to the applicable line item from our condensed consolidated statements of operations, adjusted by marketing revenue and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Both fee-for-service commissions and brand fees and sales and marketing expense, net, represent non-GAAP measures. We present these items net because it provides a meaningful measure of our underlying real estate profit related to our primary real estate activities which focus on the sales and costs associated with our VOIs.

Real estate profit represents sales revenue less real estate expense. Real estate margin is calculated as a percentage by dividing real estate profit by sales revenue. We consider real estate profit margin to be an important non-GAAP operating measure because it measures the efficiency of our sales and marketing spending, management of inventory costs, and initiatives intended to improve profitability.

Financing profit represents financing revenue, net of financing expense, both of which correspond to the applicable line items from our condensed consolidated statements of operations. Financing profit margin is calculated as a percentage by dividing financing profit by financing revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our financing business in connection with our VOI sales.

Resort and club management profit represents resort and club management revenue, net of resort and club management expense, both of which correspond to the applicable line items from our condensed consolidated statements of operations. Resort and club management profit margin is calculated as a percentage by dividing resort and club management profit by resort and club management revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our resort and club management business that support our VOI sales business.

Rental and ancillary services profit represents rental and ancillary services revenues, net of rental and ancillary services expenses, both of which correspond to the applicable line items from our condensed consolidated statements of operations. Rental and ancillary services profit margin is calculated as a percentage by dividing rental and ancillary services profit by rental and ancillary services revenue. We consider this to be an important non-GAAP operating measure because it measures our ability to convert available inventory and unoccupied rooms into revenue and profit by transient rentals, as well as profitability of other services, such as food and beverage, retail, spa offerings and other guest services.

Real Estate Metrics

Contract sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where we have received a down payment of at least 10% of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our condensed consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. While we do not record the purchase price of sales of VOI products developed by fee-for-service partners as revenue in our condensed consolidated financial statements, rather recording the commission earned as revenue in accordance with U.S. GAAP, we believe contract sales to be an important operational metric, reflective of the overall volume and pace of sales in our business and believe it provides meaningful comparability of HGV’s results the results of our competitors which may source their VOI products differently. HGV believes that the presentation of contract sales on a combined basis (fee-for-service, just-in-time, developed, and points-based) is most appropriate for the purpose of the operating metric; additional information regarding the split of contract sales, is included in Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Quarterly Report on form 10-Q for the period ended Sept. 30, 2023.

Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

Points-Based Inventory refers to VOI sales that are backed by physical real estate that is contributed to a trust.

NOG or Net Owner Growth represents the year-over-year change in membership.

Sales revenue represents Sale of VOIs, net and fee-for-service commissions and brand fees earned from the sale of fee-for-service VOIs.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.

FINANCIAL TABLES

CONDENSED CONSOLIDATED BALANCE SHEETS	T-2

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	T-3

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	T-4

FREE CASH FLOW RECONCILIATION	T-5

SEGMENT REVENUE RECONCILIATION	T-6

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME	T-7

REAL ESTATE SALES PROFIT DETAIL SCHEDULE	T-8

CONTRACT SALES MIX BY TYPE SCHEDULE	T-9

FINANCING PROFIT DETAIL SCHEDULE	T-10

RESORT AND CLUB PROFIT DETAIL SCHEDULE	T-11

RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE	T-12

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA	T-13

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA	T-14

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE - DILUTED (Non-GAAP)	T-15

RECONCILIATION OF NON-GAAP PROFIT MEASURES TO GAAP MEASURE	T-16

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share data)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Cash and cash equivalents	$227	$223
Restricted cash	308	332
Accounts receivable, net	441	511
Timeshare financing receivables, net	1,821	1,767
Inventory	1,308	1,159
Property and equipment, net	789	798
Operating lease right-of-use assets, net	62	76
Investments in unconsolidated affiliates	74	72
Goodwill	1,416	1,416
Intangible assets, net	1,186	1,277
Other assets	377	373

TOTAL ASSETS	$8,009	$8,004

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, accrued expenses and other	$942	$1,007
Advanced deposits	185	150
Debt, net	2,730	2,651
Non-recourse debt, net	1,038	1,102
Operating lease liabilities	80	94
Deferred revenues	229	190
Deferred income tax liabilities	657	659

Total liabilities	5,861	5,853

Stockholders’ Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 108,628,081 shares issued and outstanding as of September 30, 2023 and 113,628,706 shares issued and outstanding as of December 31, 2022	1	1
Additional paid-in capital	1,535	1,582
Accumulated retained earnings	588	529
Accumulated other comprehensive income	24	39

Total stockholders’ equity:	2,148	2,151

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,009	$8,004

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Sales of VOIs, net	$367	$500	$1,040	$1,130
Sales, marketing, brand and other fees	170	177	501	457
Financing	75	68	225	196
Resort and club management	138	130	402	379
Rental and ancillary services	171	159	502	466
Cost reimbursements	97	82	289	215

Total revenues	1,018	1,116	2,959	2,843

Expenses
Cost of VOI sales	43	102	141	207
Sales and marketing	334	322	971	849
Financing	25	25	73	66
Resort and club management	43	45	129	118
Rental and ancillary services	154	144	460	426
General and administrative	40	50	130	158
Acquisition and integration-related expense	12	19	42	49
Depreciation and amortization	53	57	156	181
License fee expense	37	33	101	90
Impairment expense	—	—	3	—
Cost reimbursements	97	82	289	215

Total operating expenses	838	879	2,495	2,359
Interest expense	(45)	(37)	(133)	(105)
Equity in earnings from unconsolidated affiliates	2	2	7	9
Other (loss) gain, net	(1)	2	3	1

Income before income taxes	136	204	341	389
Income tax expense	(44)	(54)	(96)	(115)

Net income	$92	$150	$245	$274

Earnings per share(1):
Basic	$0.84	$1.25	$2.21	$2.26
Diluted	$0.83	$1.24	$2.18	$2.23

(1)	Earnings per share is calculated using whole numbers.

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating Activities
Net income	$92	$150	$245	$274
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53	57	156	181
Amortization of deferred financing costs, acquisition premiums and other	8	9	22	34
Provision for financing receivables losses	46	32	117	103
Impairment expense	—	—	3	—
Other loss (gain), net	1	(1)	(3)	1
Share-based compensation	12	14	38	40
Deferred income tax benefit	—	(1)	—	(1)
Equity in earnings from unconsolidated affiliates	(2)	(2)	(7)	(9)
Return on investments in unconsolidated affiliates	—	—	6	—
Net changes in assets and liabilities:
Accounts receivable, net	44	9	70	(64)
Timeshare financing receivables, net	(114)	(89)	(210)	(141)
Inventory	30	81	(37)	101
Purchases and development of real estate for future conversion to inventory	(22)	(3)	(28)	(4)
Other assets	67	138	(67)	(21)
Accounts payable, accrued expenses and other	(107)	(33)	(75)	257
Advanced deposits	—	8	35	25
Deferred revenues	(16)	(136)	47	(13)

Net cash provided by operating activities	92	233	312	763

Investing Activities
Capital expenditures for property and equipment (excluding inventory)	(9)	(6)	(18)	(25)
Software capitalization costs	(13)	(10)	(29)	(26)

Net cash used in investing activities	(22)	(16)	(47)	(51)

Financing Activities
Proceeds from debt	—	—	438	—
Proceeds from non-recourse debt	293	269	468	671
Repayment of debt	(213)	(178)	(370)	(310)
Repayment of non-recourse debt	(131)	(127)	(528)	(824)
Payment of debt issuance costs	(6)	(5)	(6)	(12)
Repurchase and retirement of common stock	(62)	(84)	(268)	(162)
Payment of withholding taxes on vesting of restricted stock units	—	—	(14)	(8)
Proceeds from employee stock plan purchases	—	—	4	2
Proceeds from stock option exercises	2	—	9	1
Other	(1)	(1)	(3)	(2)

Net cash used in financing activities	(118)	(126)	(270)	(644)

Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(5)	(13)	(15)	(19)

Net (decrease) increase in cash, cash equivalents and restricted cash	(53)	78	(20)	49
Cash, cash equivalents and restricted cash, beginning of period	588	666	555	695

Cash, cash equivalents and restricted cash, end of period	535	744	535	744
Less: Restricted cash	308	319	308	319

Cash and cash equivalents	$227	$425	$227	$425

HILTON GRAND VACATIONS INC.

FREE CASH FLOW RECONCILIATION

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$92	$233	$312	$763
Capital expenditures for property and equipment	(9)	(6)	(18)	(25)
Software capitalization costs	(13)	(10)	(29)	(26)

Free Cash Flow	$70	$217	$265	$712

Non-recourse debt activity, net	162	142	(60)	(153)
Acquisition and integration-related expense	12	19	42	49
Other adjustment items(1)	13	15	30	48

Adjusted Free Cash Flow	$257	$393	$277	$656

(1)	Includes capitalized acquisition and integration-related costs.

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Real estate sales and financing	$612	$745	$1,766	$1,783
Resort operations and club management	322	299	944	870

Total segment revenues	934	1,044	2,710	2,653
Cost reimbursements	97	82	289	215
Intersegment eliminations	(13)	(10)	(40)	(25)

Total revenues	$1,018	$1,116	$2,959	$2,843

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$92	$150	$245	$274
Interest expense	45	37	133	105
Income tax expense	44	54	96	115
Depreciation and amortization	53	57	156	181
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	2	1	2

EBITDA	234	300	631	677
Other loss (gain), net	1	(2)	(3)	(1)
Share-based compensation expense	12	14	38	40
Acquisition and integration-related expense	12	19	42	49
Impairment expense	—	—	3	—
Other adjustment items(1)	10	7	24	48

Adjusted EBITDA	$269	$338	$735	$813

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$205	$295	$563	$666
Resort operations and club management(2)	126	112	358	332
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	2	5	8	12
License fee expense	(37)	(33)	(101)	(90)
General and administrative(3)	(27)	(41)	(93)	(107)

Adjusted EBITDA	$269	$338	$735	$813

Adjusted EBITDA profit margin	26.4%	30.3%	24.8%	28.6%
EBITDA profit margin	23.0%	26.9%	21.3%	23.8%

(1)	Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.
(2)	Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)	Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES PROFIT DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Tour flow	163,699	142,647	456,411	375,507
VPG	$3,656	$4,229	$3,771	$4,463
Owned contract sales mix	71.1%	71.8%	69.6%	72.1%
Fee-for-service contract sales mix	28.9%	28.2%	30.4%	27.9%
Contract sales	$603	$621	$1,738	$1,747
Adjustments:
Fee-for-service sales(1)	(174)	(175)	(528)	(488)
Provision for financing receivables losses	(46)	(32)	(117)	(103)
Reportability and other:
Net (deferral) recognition of sales of VOIs under construction(2)	(12)	86	(14)	34
Fee-for-service sale upgrades, net	6	5	18	14
Other(3)	(10)	(5)	(57)	(74)

Sales of VOIs, net	$367	$500	$1,040	$1,130

Plus:
Fee-for-service commissions and brand fees	107	125	325	293

Sales revenue	474	625	1,365	1,423

Cost of VOI sales	43	102	141	207
Sales and marketing expense, net	271	270	795	685

Real estate expense	314	372	936	892

Real estate profit	$160	$253	$429	$531

Real estate profit margin(4)	33.8%	40.5%	31.4%	37.3%

Reconciliation of fee-for-service commissions:
Sales, marketing, brand and other fees	$170	$177	$501	$457
Less: Marketing revenue and other fees(5)	(63)	(52)	(176)	(164)

Fee-for-service commissions and brand fees	$107	$125	$325	$293

Reconciliation of sales and marketing expense:
Sales and marketing expense	$334	$322	$971	$849
Less: Marketing revenue and other fees(5)	(63)	(52)	(176)	(164)

Sales and marketing expense, net	$271	$270	$795	$685

(1)	Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)	Represents the net impact related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)	Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)

Excluding the marketing revenue and other fees adjustment, Real Estate profit margin was 29.8% and 37.4% for the three months ended September 30, 2023 and 2022, respectively and 27.8% and 33.5% for the nine months ended September 30, 2023 and 2022, respectively.

(5)	Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives, title service and document compliance.

HILTON GRAND VACATIONS INC.

CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Just-In-Time Contract Sales Mix	20.3%	17.5%	16.9%	14.5%
Fee-For-Service Contract Sales Mix	28.9%	28.1%	30.4%	27.9%

Total Capital-Efficient Contract Sales Mix	49.2%	45.6%	47.3%	42.4%

HILTON GRAND VACATIONS INC.

FINANCING PROFIT DETAIL SCHEDULE

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Interest income(1)	$68	$61	$199	$170
Other financing revenue	7	7	26	26

Financing revenue	75	68	225	196
Consumer financing interest expense(2)	12	11	34	26
Other financing expense	13	14	39	40

Financing expense	25	25	73	66

Financing profit	$50	$43	$152	$130

Financing profit margin	66.7%	63.2%	67.6%	66.3%

(1)

For the three and nine months ended September 30, 2023, this amount includes $4 million and $11 million, respectively, of amortization of the premium related to the acquired timeshare financing receivables resulting from the Diamond Acquisition.

(2)

For the three and nine months ended September 30, 2023, this amount includes less than $1 million and $1 million, respectively, of amortization of the premium related to the acquired non-recourse debt resulting from the Diamond Acquisition.

HILTON GRAND VACATIONS INC.

RESORT AND CLUB PROFIT DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

	Twelve Months Ended September 30,
	2023	2022
Total members	525,915	514,942
Consolidated Net Owner Growth (NOG)(1)	10,973	12,433
Consolidated Net Owner Growth % (NOG)(1)	2.1%	3.8%

(1)	Consolidated NOG is a trailing-twelve-month concept for which the twelve months includes member count for Legacy-HGV, Legacy-DRI, and HGV Max members on a consolidated basis.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Club management revenue	$56	$48	$160	$150
Resort management revenue	82	82	242	229

Resort and club management revenues	138	130	402	379

Club management expense	14	11	44	31
Resort management expense	29	34	85	87

Resort and club management expenses	43	45	129	118

Resort and club management profit	$95	$85	$273	$261

Resort and club management profit margin	68.8%	65.4%	67.9%	68.9%

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Rental revenues	$160	$157	$469	$436
Ancillary services revenues	11	2	33	30

Rental and ancillary services revenues	171	159	502	466

Rental expenses	144	141	431	401
Ancillary services expense	10	3	29	25

Rental and ancillary services expenses	154	144	460	426

Rental and ancillary services profit	$17	$15	$42	$40

Rental and ancillary services profit margin	9.9%	9.4%	8.4%	8.6%

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Sales of VOIs, net	$367	$500	$1,040	$1,130
Sales, marketing, brand and other fees	170	177	501	457
Financing revenue	75	68	225	196

Real estate sales and financing segment revenues	612	745	1,766	1,783
Cost of VOI sales	(43)	(102)	(141)	(207)
Sales and marketing expense	(334)	(322)	(971)	(849)
Financing expense	(25)	(25)	(73)	(66)
Marketing package stays	(13)	(10)	(40)	(25)
Share-based compensation	4	3	10	9
Other adjustment items	4	6	12	21

Real estate sales and financing segment adjusted EBITDA	$205	$295	$563	$666

Real estate sales and financing segment adjusted EBITDA profit margin	33.5%	39.6%	31.9%	37.4%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Resort and club management revenues	$138	$130	$402	$379
Rental and ancillary services	171	159	502	466
Marketing package stays	13	10	40	25

Resort and club management segment revenue	322	299	944	870
Resort and club management expenses	(43)	(45)	(129)	(118)
Rental and ancillary services expenses	(154)	(144)	(460)	(426)
Share-based compensation	1	2	3	5
Other adjustment items	—	—	—	1

Resort and club segment adjusted EBITDA	$126	$112	$358	$332

Resort and club management segment adjusted EBITDA profit margin	39.1%	37.5%	37.9%	38.2%

HILTON GRAND VACATIONS INC.

ADJUSTED NET INCOME AND

ADJUSTED DILUTED EARNINGS PER SHARE - DILUTED (Non-GAAP)

(in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$92	$150	$245	$274
Income tax expense	44	54	96	115

Income before income taxes	136	204	341	389

Certain items:
Other loss (gain), net	1	(2)	(3)	(1)
Impairment expense	—	—	3	—
Acquisition and integration-related expense	12	19	42	49
Other adjustment items(1)	10	7	24	48

Adjusted income before income taxes	$159	$228	$407	$485

Income tax expense	(50)	(60)	(113)	(139)

Adjusted net income	$109	$168	$294	$346

Weighted average shares outstanding
Diluted	110.9	121.1	112.6	122.9
Earnings per share(2):
Diluted	$0.83	$1.24	$2.18	$2.23
Adjusted diluted	$0.98	$1.40	$2.62	$2.81

(1)	Includes costs associated with restructuring, one-time charges, the amortization of premiums resulting from purchase accounting and other non-cash items.
(2)	Earnings per share amounts are calculated using whole numbers.

HILTON GRAND VACATIONS INC.

RECONCILIATION OF NON-GAAP PROFIT MEASURES TO GAAP MEASURE

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2023	2022	2023	2022
Net income	$92	$150	$245	$274
Interest expense	45	37	133	105
Income tax expense	44	54	96	115
Depreciation and amortization	53	57	156	181
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	2	1	2

EBITDA	234	300	631	677
Other loss (gain), net	1	(2)	(3)	(1)
Equity in earnings from unconsolidated affiliates(1)	(2)	(4)	(8)	(11)
Impairment expense	—	—	3	—
License fee expense	37	33	101	90
Acquisition and integration-related expense	12	19	42	49
General and administrative	40	50	130	158

Profit	$322	$396	$896	$962

Real estate profit	$160	$253	$429	$531
Financing profit	50	43	152	130
Resort and club management profit	95	85	273	261
Rental and ancillary services profit	17	15	42	40

Profit	$322	$396	$896	$962

(1)

Excludes impact of interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates of $1 million for the nine months ended September 30, 2023. Also excludes impact of aforementioned items of $2 million for both the three and nine months ended September 30, 2022.